Exhibit 99.906CERT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2007 of The Needham Funds, Inc. (the “Registrant”).

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer’s knowledge,:

1.               the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and

2.               the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 7, 2007
Date

/s/ George A. Needham
George A. Needham
President (Principal Executive Officer)

/s/ Glen W. Albanese
Glen W. Albanese
Treasurer and Secretary (Principal Financial Officer)